Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Glenn Duffy	Leslie Loyet
Managing Director	(312) 640-6672
(773) 380-1635

FOR IMMEDIATE RELEASE

THURSDAY, MARCH 31, 2011

DEERFIELD CAPITAL CORP. ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

CHICAGO, March 31, 2011 — Deerfield Capital Corp. (NASDAQ: DFR) (“DFR” or the “Company”) today announced its results of operations for the fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter and Fiscal Year 2010 Highlights

•                  Net income attributable to DFR for the quarter ended December 31, 2010 totaled $76.2 million, or $4.76 of diluted earnings per share, compared to net income attributable to DFR of $0.7 million, or $0.10 of diluted earnings per share for the fourth quarter of 2009. The most significant component of the increase during 2010 was attributable to a $68.8 million income tax benefit due to the release of the valuation allowance associated with the Company’s deferred tax asset and a $4.6 million increase in investment advisory fee revenues.

•                  Net income attributable to DFR for the year ended December 31, 2010 totaled $85.9 million, or $7.81 of diluted earnings per share, compared to net income attributable to DFR of $66.9 million, or $9.93 of diluted earnings per share in 2009. The major components of the results for 2010 were:

•                  $68.8 million income tax benefit due to the release of the valuation allowance associated with the Company’s deferred tax asset;

•                  $17.4 million gain on the early extinguishment of the Company’s senior secured notes; and

•                  $30.1 million in investment advisory fee revenues, an increase of $12.2 million.

These amounts were partially offset by:

•                  $5.6 million in expenses for the Columbus Nova Credit Investment Management, LLC (“CNCIM”) and Commercial Industrial Finance Corp. (“CIFC”) strategic transactions;

•                  $5.5 million in accelerated depreciation on assets abandoned in connection with the Company’s relocation;

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•                  $4.3 million unrealized loss on the conversion feature of the Company’s senior subordinated convertible notes (primarily resulting from share price appreciation during 2010); and

•                  $2.4 million impairment charge on intangible assets associated with the sale of a non-core portfolio management product.

The major components of the results for 2009 were a $29.6 million gain on the deconsolidation of Market Square CLO and $43.1 million of gains on the Market Square CLO portfolio prior to deconsolidation.  In addition, there was no provision for income taxes in 2009.

•                  Core earnings for the quarter totaled $7.5 million, or $0.53 per diluted common share, compared to $5.5 million, or $0.81 per diluted common share, for the fourth quarter of 2009.  Core earnings for 2010 totaled $22.7 million, or $2.07 per diluted common share, compared to $21.3 million, or $3.16 per diluted common share, for 2009.  Core earnings is a non-GAAP financial measure (see reconciliation between net loss, the most comparable GAAP financial measure, and core earnings in “Reconciliation of Non-GAAP Measure - Core Earnings” below).

•                  Assets under management (“AUM”) totaled $9.3 billion as of January 1, 2011 and invested assets of our Principal Investing segment totaled $518.5 million as of December 31, 2010.

•                  As previously announced on December 21, 2010, DFR entered into definitive documentation related to a merger with CIFC. A stockholder meeting relating to the approval of the issuance of the Company’s stock as consideration for the merger, among other things, is scheduled for April 12, 2011.

Fourth Quarter 2010 Financial Overview

Discussing the quarter, Jonathan Trutter, the Company’s Chief Executive Officer said, “We are pleased to report that the fourth quarter showed solid growth in investment advisory fees.  Furthermore, the continuation of our CLO contract consolidation strategy with the pending CIFC merger will form the platform for additional growth in years to come.”  Mr. Trutter added, “We are building a new and better positioned company through the consolidation of assets and skilled investment professionals.”

The discussion below focuses on the combined results of the Company’s Investment Management and Principal Investing segments which the Company refers to as the results of “DFR Operations” (see “Segment Condensed Statement of Operations” table below). This is the metric that the Company uses to evaluate its financial results. DFR Operations excludes the results of the Consolidated Investment Products (“CIP”) segment, which consists of 11 collateralized debt obligations (“CDOs”) that the Company is required to consolidate into its financial results pursuant to a new accounting standard.  The Company earns investment advisory fees from, and recognizes gains (losses) on its minimal direct investments in, the CDOs of the CIP segment which are included in the results of DFR Operations and eliminated upon consolidation. Otherwise, the results of the CIP segment have no economic impact on the Company’s operations. The DFR Operations results are comparable to the Company’s consolidated GAAP results for periods prior to January 1, 2010 during which the Company was not required to consolidate these CDOs.

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DFR Operations

During the three months ended December 31, 2010, net revenues were $13.4 million, a net increase of $6.2 million, or 86.1 percent, as compared to the same period in 2009. This significant improvement is the result of a $4.6 million increase in investment advisory fees and a $4.1 million decrease in the provision for loan losses, partially offset by a $2.5 million decrease in net interest income.

Investment advisory fees were $9.8 million for the three months ended December 31, 2010, an increase of $4.6 million, or 88.5 percent, as compared to the same period in 2009. The increase in investment advisory fees is primarily attributable to an increase in subordinated management fees, as most of the collateralized loan obligations (“CLOs”) that the Company manages have resumed the current payment of subordinated management fees and begun to pay previously deferred subordinated management fees. Furthermore, CNCIM contributed investment advisory fees of $2.1 million during the period.

Net interest income was $4.2 million for the three months ended December 31, 2010, a decline of $2.5 million, or 37.3 percent, as compared to the same period in 2009. This decline is primarily the result of declines in net interest income on the Company’s residential mortgage-backed securities (“RMBS”) portfolio and DFR Middle Market CLO Ltd. (“DFR MM CLO”), partially offset by interest expense savings on the Company’s long-term debt.

Expenses were $9.9 million for the three months ended December 31, 2010, a decrease of $1.3 million, or 11.6 percent, as compared to the same period in 2009. A $1.4 million increase in compensation and benefits for the fourth quarter of 2010 was offset by expenses in the fourth quarter of 2009 of $1.7 million of impairment charges on intangible assets and $1.1 million of accelerated amortization and depreciation in connection with abandoning equipment and leasehold improvements due to the relocation of the Company’s office.

Net other income (expense) and gain (loss) was a net gain of $3.8 million for the three months ended December 31, 2010, a decrease of $0.9 million, or 19.1 percent, as compared to the same period in 2009. This decrease is primarily related to the $1.5 million increase in strategic transactions expenses related to the Company’s proposed merger with CIFC and declines in net gains on our principal investing portfolio of $2.6 million.  These decreases were partially offset by a $2.7 million unrealized gain, primarily related to share price depreciation, on the quarterly valuation of the conversion feature of the Convertible Notes, which is deemed to be an embedded derivative instrument.

The Company recognized a $68.3 million income tax benefit for the three months ended December 31, 2010, as compared with a $0.2 million benefit for the same period in 2009. The 2010 benefit primarily resulted from release of the Company’s valuation allowance against its deferred tax asset as of December 31, 2010.

Liquidity

As of December 31, 2010, the Company’s total liquidity was $65.3 million, comprised of unrestricted cash and cash equivalents of $50.1 million and net equity in our financed RMBS portfolio of $15.2 million.

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Merger with CIFC

On December 21, 2010, DFR announced its entry into a definitive agreement pursuant to which CIFC will merge with DFR.  CIFC is a New York-based investment manager specializing in leveraged loan credit products with approximately $6.1 billion of AUM as of January 1, 2011, including CLO assets recently acquired from an affiliate of Primus Guaranty, Ltd.  CIFC is currently owned by CIFC Parent Holdings LLC (“CIFC Parent Holdings”), which is majority-owned by funds managed by Charlesbank Capital Partners LLC, a private equity firm based in Boston (“Charlesbank”).  As consideration for the merger, CIFC Parent Holdings will receive (i) 9,090,909 shares of newly issued DFR common stock and (ii) $7.5 million in cash in three equal installments, plus certain other consideration as set forth in the agreements governing the merger. The transaction, which is subject to closing conditions including stockholder approval, is expected to close in the second quarter of 2011.

Highlights of the transaction to DFR:

•                  expected significant increase in AUM and management fee income after the merger; an increase in CLO AUM by $6.1 billion, which would bring DFR’s CLO AUM to $11.6 billion and total AUM to $15.4 billion, on a pro forma basis as of January 1, 2011;

•                  expected improved combined cash flows as a consequence of expected top line revenue growth attributable to the increased number of CLO management contracts and other products plus expected cost synergies and economies of scale; and

•                  the expectation that the merger would enhance the Company’s position in the corporate credit asset management business generally with the Company expected to become one of the largest CLO managers in the United States as measured by both AUM and number of CLOs under management.

About the Company

DFR, through its subsidiaries Deerfield Capital Management LLC and CNCIM, manages client assets, including bank loans and other corporate debt, RMBS, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and RMBS.

For more information, please go to the Company’s website, at www.deerfieldcapital.com.

* * Notes and Tables to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately

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make and involve the assessment of events beyond the Company’s control. Caution must be exercised in relying on forward-looking statements. The Company’s actual results may differ materially from the forward-looking statements contained in this press release as a result of the following factors, among others:  limitations imposed by the Company’s existing indebtedness and its ability to access capital markets on commercially reasonable terms;  reductions in the Company’s assets under management and related investment management and performance fee revenue; the ability to maintain adequate liquidity; reductions in the fair value of the Company’s assets; the ability to attract and retain qualified personnel; competitive conditions impacting the Company and its assets under management; unanticipated changes in factors relating to the Company’s repurchase transactions, including changes in the value of assets underlying such transactions, counterparty defaults, identification of replacement counterparties and changes in terms governing repurchase transactions; the ability to complete future collateralized debt obligation (“CDO”) transactions and assume or otherwise acquire additional CDO management contracts on favorable terms, or at all, including the ability to effectively finance such transactions through warehouse facilities; general economic and market conditions, particularly as they relate to the markets for debt securities, such as RMBS and CDOs and the fixed income markets;  fluctuation of the Company’s quarterly results from quarter to quarter;  the ability to maintain the Company’s exemption from registration as an investment company pursuant to the Investment Company Act of 1940; the ability to execute the Company’s corporate strategies and develop effective business continuity plans;  changes in existing investment, hedging or credit strategies or the performance and values of the Company’s investment portfolios; the ability of Bounty and, following the completion of the Proposed Merger, CIFC Parent to exercise substantial control over the Company’s business; impairment charges or losses initiated by adverse industry or market developments or other facts or circumstances; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in, and the ability to remain in compliance with laws, regulations or government policies affecting the Company’s business, including investment management regulations and accounting standards; the Company’s business prospects, the business prospects of and risks facing the companies in which it invests and the ability to identify material risks facing such companies;  the ability to make investments in new investment products, realize fee-based income under the Company’s investment management agreements, grow fee-based income and deliver strong investment performance; receipt of previously deferred CDO subordinated management fees and receipt of future CDO subordinated management fees on a current basis; the ability to comply with investment guidelines under management and related agreements; unanticipated changes in factors underlying the Company’s RMBS and CDOs, including changes in prepayment, delinquency and foreclosure rates and losses relating to mortgage loans and risks related to the equity and mezzanine securities held by the Company’s CDOs; changes in interest rates and the ability of the Company to manage the Company’s exposure to interest rate risk; the Company’s failure to realize the expected benefits of the acquisition of CNCIM; the ability to consummate and realize the expected benefits of the proposed merger with CIFC; and other risks from time to time in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and it does not endorse any projections regarding future performance that may be made by third parties.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	December 31,
	2010	2010 (1)	2009
	(In thousands, except share and per share amounts)
ASSETS
Cash and cash equivalents	$50,106	$37,981	$48,711
Due from brokers	5,738	17,502	14,606
Restricted cash and cash equivalents	24,028	18,593	19,296
Investments and derivative assets at fair value, including $258,597, $255,442 and $303,763 pledged	272,165	267,153	326,884
Other investments	637	1,412	4,287
Loans, net of allowance for loan losses of $9,676, $9,102 and $15,889	237,690	259,201	263,232
Receivables	9,149	12,579	8,427
Prepaid and other assets	9,760	8,029	7,043
Deferred tax asset, net	68,843	—	—
Equipment and improvements, net	1,921	2,155	6,505
Intangible assets, net	23,369	25,094	21,231
Goodwill	11,323	10,410	—
Assets held in Consolidated Investment Products:
Due from brokers	37,589	15,830	—
Restricted cash and cash equivalents	306,667	212,390	—
Investments and derivative assets at fair value	3,815,580	3,835,919	—
Receivables	18,257	24,041	—
Total assets held in Consolidated Investment Products	4,178,093	4,088,180	—
TOTAL ASSETS	$4,892,822	$4,748,289	$720,222

LIABILITIES
Repurchase agreements	$246,921	$241,346	$291,463
Due to brokers	11,544	17,249	803
Derivative liabilities	11,155	13,899	450
Accrued and other liabilities	17,534	17,272	7,317
Long-term debt	342,478	354,731	413,329
Liabilities held in Consolidated Investment Products:
Due to brokers	166,202	111,092	—
Derivative liabilities	2,728	5,942	—
Interest payable	5,371	7,261	—
Long-term debt at fair value	3,663,337	3,574,098	—
Total liabilities held in Consolidated Investment Products	3,837,638	3,698,393	—
TOTAL LIABILITIES	4,467,270	4,342,890	713,362

EQUITY
Preferred stock, par value $0.001:
100,000,000 shares authorized; 14,999,992 shares issued and zero outstanding	—	—	—
Common stock, par value $0.001:
500,000,000 shares authorized; 11,000,812, 11,000,812 and 6,455,357 shares issued and 11,000,812, 11,000,812 and 6,454,924 shares outstanding	11	11	6
Additional paid-in capital	886,890	886,890	866,557
Accumulated other comprehensive loss	(12)	(53)	(87)
Accumulated deficit	(791,234)	(867,454)	(877,155)
Appropriated retained earnings of Consolidated Investment Products	329,897	380,814	—
Noncontrolling interest in consolidated entity	—	5,191	17,539
TOTAL EQUITY	425,552	405,399	6,860

TOTAL LIABILITIES AND EQUITY	$4,892,822	$4,748,289	$720,222

(1)                                  Unaudited.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended (1)			Year ended December 31,
	December 31, 2010	September 30, 2010	December 31, 2009	2010	2009
	(In thousands, except share and per share amounts)
Revenues
Interest income	$49,166	$49,326	$10,130	$167,177	$48,849
Interest expense	11,225	12,814	3,428	40,005	19,959
Net interest income	37,941	36,512	6,702	127,172	28,890
Provision for loan losses	608	3,105	4,662	8,190	20,114
Net interest income after provision for loan losses	37,333	33,407	2,040	118,982	8,776
Investment advisory fees	2,946	2,378	5,185	12,002	17,880
Total net revenues	40,279	35,785	7,225	130,984	26,656

Expenses
Compensation and benefits	4,510	4,490	3,124	14,918	12,144
Professional services	2,273	1,827	712	7,020	3,018
Insurance expense	782	766	776	2,992	3,089
Other general and administrative expenses	1,341	1,412	939	6,357	7,627
Depreciation and amortization	1,924	1,931	3,010	12,618	7,904
Occupancy	374	418	584	1,668	2,402
Management and incentive fee expense to related party	—	—	340	—	972
Cost savings initiatives	—	—	—	—	236
Impairment of intangible assets	—	2,398	1,702	2,566	1,828
Total expenses	11,204	13,242	11,187	48,139	39,220

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(69,665)	(50,602)	4,620	(175,921)	47,633
Strategic transactions expenses	(1,543)	—	—	(5,565)	—
Net gain on the discharge of the Senior Notes	—	—	—	17,418	—
Net gain on the deconsolidation of Market Square CLO	—	—	—	—	29,551
Other, net	73	164	53	363	(287)
Net other income (expense) and gain (loss)	(71,135)	(50,438)	4,673	(163,705)	76,897
Income (loss) before income tax expense	(42,060)	(27,895)	711	(80,860)	64,333
Income tax expense	(68,271)	1,699	(224)	(66,570)	29

Net income (loss)	26,211	(29,594)	935	(14,290)	64,304
Net (income) loss attributable to noncontrolling interest and Consolidated Investment Products	50,009	21,575	(258)	100,211	2,594
Net income (loss) attributable to Deerfield Capital Corp.	$76,220	$(8,019)	$677	$85,921	$66,898

Earnings per share -
Basic	$6.69	$(0.70)	$0.10	$9.16	$9.93
Diluted	$4.76	$(0.70)	$0.10	$7.81	$9.93

Weighted-average number of shares outstanding -
Basic	11,397,864	11,397,864	6,763,088	9,378,964	6,740,039
Diluted	15,608,724	11,397,864	6,763,088	11,762,550	6,740,039

(1)                              Unaudited.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE - CORE EARNINGS

The Company believes that core earnings, a non-GAAP financial measure, is a useful metric for evaluating and analyzing its performance.  The calculation of core earnings, which the Company uses to compare financial results from period to period, eliminates the impact of certain non-cash items, non-recurring items, special charges, essentially all components of net other income (expense) and gain (loss) and the provision (benefit) for income tax from net income (loss), the most comparable GAAP financial measure. The Company believes core earnings and core earnings per share are useful metrics for investors because they reflect the alignment of net interest income and investment advisory fee revenues with direct expenses incurred to generate these revenues. Core earnings provided herein may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure and may therefore be defined differently by other companies. Core earnings include the earnings from the Company’s subsidiary, DFR MM CLO for all periods and Market Square CLO until the Company sold all of its preference shares in and deconsolidated Market Square CLO as of June 30, 2009, but is not necessarily indicative of cash flows received from DFR MM CLO and Market Square CLO.

The table below provides reconciliation between net income (loss) and core earnings:

	Three months ended			Year ended December 31,
	December 31, 2010	September 30, 2010	December 31, 2009	2010	2009
	(In thousands, except share and per share amounts)

Net income (loss)	$26,211	$(29,594)	$935	$(14,290)	$64,304
Adjusting items:
Provision for loan losses	608	3,105	4,662	8,190	20,114
Depreciation and amortization	1,924	1,931	3,010	12,618	7,904
Impairment of intangible assets	—	2,398	1,702	2,566	1,828
Net other income (expense) and gain (loss) (1)	72,549	51,404	(4,673)	166,085	(76,897)
Income tax (benefit) expense	(68,271)	1,699	(224)	(66,570)	29
Noncontrolling interest and Consolidated Investment Products core earnings (2)	(25,550)	(26,603)	90	(86,457)	3,765
Warant expense	—	—	—	529	—
Cost savings initiatives	—	—	—	—	236
Core earnings	$7,471	$4,340	$5,502	$22,671	$21,283

Core earnings per share - diluted	$0.53	$0.33	$0.81	$2.07	$3.16
Weighted-average number of shares outstanding - diluted (3)	15,608,724	15,587,264	6,763,088	11,762,550	6,740,039

(1)                                  Core earnings for the three months ended December 31, 2010 and September 30, 2010, and the year ended December 31, 2010, includes gains (losses) on certain short-term trading strategies related to corporate debt, but excludes all other components of net other income (expense) and gain (loss) such as gains (losses) related to all other investing strategies.

(2)                                  Noncontrolling interest and Consolidated Investment Products core earnings is comprised of (i) the portion of net interest income and expenses of DPLC that are attributable to third party investors in DPLC, calculated using each investor’s ownership percentage in DPLC during the measurement period, and (ii) the portion of net interest income and expenses of the CIP CDOs that are consolidated but are attributable to third party investors in the CIP CDOs.

(3)                                  For the three months ended September 30, 2010 and the three months and year ended December 31, 2010, the Company utilized the fully-diluted share number of 15,587,264, 15,608,724 and 11,762,550, respectively, in the computation of the diluted core earnings per share, which includes the dilutive impact of the outstanding warrants and Convertible Notes. In addition, tax-effected interest expense on the Convertible Notes of $0.8 million for each of the three months ended September 30, 2010 and December 31, 2010 and $1.7 million for the year ended December 31, 2010 was added back to core earnings to calculate diluted earnings per share under the if-converted method.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

SEGMENT CONDENSED STATEMENT OF OPERATIONS

On January 1, 2010, pursuant to a new accounting standard, the Company was required to consolidate the results of seven CDOs managed by the Company. Upon completion of the acquisition of CNCIM the Company was also required to consolidate the four CLOs managed by CNCIM (together with the seven CDOs previously consolidated, the “CIP CDOs”). Although the Company now consolidates the CIP CDOs into its financial results in the Consolidated Investment Products segment, there have been no changes to the terms of the Company’s management contracts with the CIP CDOs, the revenues the Company is contractually entitled to receive from the CIP CDOs or the Company’s exposure to liability with respect to the CIP CDOs.  The assets of the CIP CDOs are held solely as collateral to satisfy the obligations of the CIP CDOs. The Company has no right to the benefits from, nor does the Company bear the risks associated with, the assets held by the CIP CDOs, beyond the Company’s minimal direct investments and beneficial interests in, and management fees generated from, the CIP CDOs. If DFR were to liquidate, the assets of the CIP CDOs would not be available to the general creditors of DFR, and as a result, the Company does not consider them to be DFR assets. Additionally, the investors in the CIP CDOs have no recourse to the general credit of DFR for the debt issued by the CIP CDOs. Therefore the Company does not consider this debt to be an obligation of DFR. DFR MM CLO is not included in the Consolidated Investment Products segment, but instead is included in the Principal Investing segment because the Company owns all of its preference shares.

When reviewing and analyzing the financial results, management excludes the impact of the Consolidated Investment Products segment as this segment does not have any economic impact on the Company’s operations. The following table presents the consolidation of the Investment Management and Principal Investing segments into DFR Operations and the Consolidated Investment Products segment into the condensed consolidated statements of operations. DFR Operations for the three months and year ended December 31, 2010 is comparable to the Company’s consolidated results for periods prior to January 1, 2010.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

SEGMENT CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended December 31, 2010
	DFR Operations			Consolidated
	Investment	Principal	Total	Investment
	Management	Investing	DFR	Products		Consolidated
	Segment (1)	Segment (1)	Operations	Segment	Elimination	DFR
	(In thousands)
Revenues
Interest income	$1	$6,535	$6,536	$42,726	$(96)	$49,166
Interest expense	87	2,210	2,297	8,968	(40)	11,225
Net interest income (expense)	(86)	4,325	4,239	33,758	(56)	37,941
Provision for loan losses	—	608	608	—	—	608
Net interest income (expense) after provision for loan losses	(86)	3,717	3,631	33,758	(56)	37,333
Investment advisory fees	9,794	—	9,794	—	(6,848)	2,946
Total net revenues	9,708	3,717	13,425	33,758	(6,904)	40,279

Total expenses	7,705	2,163	9,868	8,184	(6,848)	11,204
Net other income (expense) and gain (loss)	361	3,408	3,769	(75,725)	821	(71,135)
Income (loss) before income tax expense	2,364	4,962	7,326	(50,151)	765	(42,060)
Income tax benefit	(40,166)	(28,105)	(68,271)	—	—	(68,271)

Net income (loss)	42,530	33,067	75,597	(50,151)	765	26,211
Net (income) loss attributable to noncontrolling interest and Consolidated Investment Products	—	(142)	(142)	50,151	—	50,009
Net income attributable to Deerfield Capital Corp.	$42,530	$32,925	$75,455	$—	$765	$76,220

	Year ended December 31, 2010
	DFR Operations			Consolidated
	Investment	Principal	Total	Investment
	Management	Investing	DFR	Products		Consolidated
	Segment (1)	Segment (1)	Operations	Segment	Elimination	DFR
	(In thousands)
Revenues
Interest income	$13	$29,990	$30,003	$137,711	$(537)	$167,177
Interest expense	2,416	7,910	10,326	29,903	(224)	40,005
Net interest income (expense)	(2,403)	22,080	19,677	107,808	(313)	127,172
Provision for loan losses	—	8,190	8,190	—	—	8,190
Net interest income (expense) after provision for loan losses	(2,403)	13,890	11,487	107,808	(313)	118,982
Investment advisory fees	30,121	—	30,121	—	(18,119)	12,002
Total net revenues	27,718	13,890	41,608	107,808	(18,432)	130,984

Total expenses	35,198	9,591	44,789	21,469	(18,119)	48,139
Net other income (expense) and gain (loss)	17,511	5,785	23,296	(187,314)	313	(163,705)
Income (loss) before income tax expense	10,031	10,084	20,115	(100,975)	—	(80,860)
Income tax benefit	(40,164)	(26,406)	(66,570)	—	—	(66,570)

Net income (loss)	50,195	36,490	86,685	(100,975)	—	(14,290)
Net (income) loss attributable to noncontrolling interest and Consolidated Investment Products	—	(764)	(764)	100,975	—	100,211
Net income attributable to Deerfield Capital Corp.	$50,195	$35,726	$85,921	$—	$—	$85,921

(1)   Excludes intercompany investment advisory fee revenues of our Investment management segment and corresponding intercompany management fee expense of our Principal Investing segment related to the management agreement between the two segments of $0.7 million and $2.7 million for the three months and year ended December 31, 2010, respectively.

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

INVESTMENT ADVISORY FEES AND INTEREST INCOME AND EXPENSE

The following table summarizes the Company’s investment advisory fees and interest income and expense from DFR Operations:

	Three months ended			Year ended December 31,
	December 31, 2010	September 30, 2010	December 31, 2009	2010	2009
	(In thousands)

CDO management fees:
Senior fees	$3,336	$3,482	$2,932	$12,465	$11,856
Subordinated fees	3,794	2,594	1,121	10,142	3,490
Performance fees	2,664	510	787	6,929	1,251
Total CDO management fees	9,794	6,586	4,840	29,536	16,597
Separately managed accounts and other	—	194	194	585	858
Other investment vehicle	—	—	151	—	425
Total investment advisory fees	$9,794	$6,780	$5,185	$30,121	$17,880

Interest Income:
RMBS	$1,544	$2,145	$3,506	$7,717	$16,074
Assets held in DFR MM CLO	4,821	4,889	5,976	21,070	23,972
Assets held in DPLC	27	96	295	476	492
Assets held in Market Square CLO	—	—	—	—	6,073
Other investments	144	37	353	740	2,238
Total interest income	$6,536	$7,167	$10,130	$30,003	$48,849

Interest Expense:
Recourse:
Repurchase agreements and other short-term debt	$198	$246	$447	$929	$2,286
Subordinated debt and securities	508	569	1,169	2,545	5,442
Convertible notes	775	769	—	1,732	—
Series A and Series B notes	—	—	1,150	2,218	5,009
Deferred purchase price payments	86	86	—	192	—
Total recourse interest expense	1,567	1,670	2,766	7,616	12,737
Non-Recourse
DFR MM CLO	730	741	662	2,710	4,184
Wachovia Facility	—	—	—	—	128
Market Square CLO	—	—	—	—	2,910
Total non-recourse interest expense	730	741	662	2,710	7,222
Total interest expense	$2,297	$2,411	$3,428	$10,326	$19,959

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DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

AUM AND INVESTMENT PORTFOLIO

The following table summarizes AUM for each product category:

	January 1, 2011		October 1, 2010		January 1, 2010
	Number of		Number of		Number of
	Accounts	AUM	Accounts	AUM	Accounts	AUM
		(In thousands)		(In thousands)		(In thousands)
CDOs (1) :
CLOs	16	$5,468,802	16	$5,546,053	12	$4,041,540
Asset-backed securities	10	3,342,028	11	3,462,755	12	4,054,722
Corporate bonds	4	485,718	4	549,360	4	754,815
Total CDOs	30	9,296,548	31	9,558,168	28	8,851,077
Separately managed accounts	—	—	—	—	6	320,464
Other investment vehicle	—	—	1	5,986	1	22,367
Total AUM (2)		$9,296,548		$9,564,154		$9,193,908

(1)   CDO AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CDOs and are as of the date of the last trustee report received for each CDO prior to January 1, 2011, October 1, 2010 and January 1, 2010, respectively. The AUM for our Euro-denominated CDOs has been converted into U.S. dollars using the spot rate of exchange as of the respective AUM date.

(2)   Included in Total AUM for January 1, 2011, October 1, 2010 and January 1, 2010 is $262.4 million, $273.6 million and $288.5 million, respectively, related to DFR MM CLO. The Company manages DFR MM CLO but is not contractually entitled to receive any management fees so long as all of the equity is held by Deerfield Capital LLC or an affiliate thereof.

The following table summarizes the principal investing portfolio:

	December 31, 2010	September 30, 2010	December 31, 2009
	Carrying	Carrying	Carrying
Principal Investments	Value	Value	Value
	(In thousands)

RMBS	$263,157	$254,538	$305,174
Corporate Loans:
Loans held in DFR MM CLO	246,954	267,881	269,168
Other corporate leveraged loans	62	72	536
Loans held in DPLC	—	3,292	16,131
Commercial real estate loans	350	350	9,417
Corporate bonds held in DFR MM CLO	6,093	6,003	—
Equity securities	637	1,412	4,287
Other investments (1)	10,878	10,539	4,738
Total Investments	528,131	544,087	609,451
Allowance for loan losses	(9,676)	(9,102)	(15,889)
Net Investments	$518,455	$534,985	$593,562

(1)   As of December 31, 2010 and September 30, 2010, other investments includes $8.0 and $7.2 million, respectively, of investments and beneficial interests in the CIP CDOs that were eliminated upon consolidation.

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